EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 ASR (No. 333-202524) of HSBC USA Inc. of our report dated February 22, 2016 relating to the consolidated financial statements, which appear in this Form 10-K.

/s/  PricewaterhouseCoopers LLP
New York, New York
February 22, 2016